3505 Manchester Trafficway Kansas City, Missouri 64129 Tel (816) 765 – 7771 Fax (816) 765 - 5088

American Trailer & Storage, Inc., a Missouri corporation, (hereinafter "Lessor") does hereby lease the vehicle as specified below (hereinafter "Vehicle") to

 (hereinafter "Lessee") with an address of

, and Lessee does hereby lease the Vehicle from Lessor on

 (Commencement Date) for a minimum term of

 and for a maximum period as specified in Section 8. on reverse side.  Lessee agrees to pay Lessor, for the Vehicle below, rates of $

 per day, $

 per week, $

per

 period plus $

 per mile over

 (see Section 5. reverse side for additional tire and brake charges).  All rates are subject to Sections 8. and 11.B. on reverse side.  Rentals shall be paid by Lessee within ten (10) days after the invoice date.  Lessee must return the Vehicle to the location designated by the Lessor at the time of termination (see Section 11.B. on reverse side).

Unit Number

 Serial Number

   Type

 License

In Witness Whereof, the parties hereto have duly executed this Agreement subject to the terms and conditions herein set forth and listed on both sides of this Agreement on

.

 By

     By

American Trailer & Storage

          Lessee

                                   Outbound Inspection

        Inbound Inspection

                          Left Side

 Right Side

        Top

    Floor

       Undercarriage

    Front

 Rear

Marker Lights

_____________

Suspension_____________

Tail Lights

_____________

Wheels

   _____________

Bulk Head

_____________

Brakes

   _____________

Plywood

_____________

Interior

   _____________

Hubodometer________________________

Reefer Hour Meter___________________

Position	T.D. Brand P.S.I.	Position	T.D. Brand P.S.I.
L.O.F.		R.O.F.
L.I.F.		R.I.F.
L.O.R.		R.O.R.
L.I.R.		R.I.R.

Comments (Reefer Hourly Charge of $                                        )

DATE OUT:

Lessor’s Inspector

Lessee or its agent acknowledges receipt of the Vehicle listed above in good repair and working order subject to any exceptions listed above.

Lessee’s Signature

Print Name

                          Left Side

 Right Side

        Top

    Floor

       Undercarriage

    Front

 Rear

Marker Lights

_____________

Suspension_____________

Tail Lights

_____________

Wheels

   _____________

Bulk Head

_____________

Brakes

   _____________

Plywood

_____________

Interior

   _____________

Hubodometer________________________

Reefer Hour Meter___________________

Position	T.D. Brand P.S.I.	Position	T.D. Brand P.S.I.
L.O.F.		R.O.F.
L.I.F.		R.I.F.
L.O.R.		R.O.R.
L.I.R.		R.I.R.

Equipment Damage   Yes            No

Tire Damage   Yes

 No

Comments

DATE IN:

Lessor’s Inspector

Lessee’s Signature

Print Name

Conditions of Lease Agreement

1.

This Agreement is a lease and not a sale and Lessee agrees that it shall not acquire, by payment of rental, any right, title, equity position or interest to the Vehicle.  Lessee shall not sublet the Vehicle nor assign or transfer this Agreement without prior written consent of Lessor.  If Lessor provides written consent, Lessee shall continue to be responsible for the terms of this Agreement.

2.

The term "day" wherever used in this Agreement is a calendar day or any portion thereof.

3.

Lessee assumes all responsibility for, and promptly will pay when due all sales and use taxes and other direct taxes imposed by the U.S. Government, any state government, county, city or other taxing authority for property, excise and gross receipts, license and registration fees assessed or assessable by a taxing authority and/or allocated by Lessor on either an individual or prorated basis for the Vehicle based on purchase price, value, possession, use, situs, rentals, delivery or operation thereof, but excluding any federal or state taxes relating to Lessor's income.  In addition, Lessee shall pay all costs (including attorney's fees and disbursements) incurred by Lessor in enforcing any of the terms, provisions, covenants and indemnities provided hereunder.

4.

Lessee agrees to promptly pay all rental and charges hereunder.  Any payments not received by Lessor within thirty (30) days of the invoice date shall bear interest at the maximum rate permissible by law.  Lessor shall have the option to apply payments for any of Lessee's outstanding invoices as Lessor so elects, without regard to Lessee written instructions.

5.

Any tire tread wear in excess of 6000 miles for each 1/32nd inch on bias ply tires (hereinafter "Normal Tread Wear") and in excess of 12000 miles for each 1/32nd inch on radial tires (hereinafter "Normal Tread Wear") shall constitute "excessive tread wear" and Lessee agrees to pay Lessor a charge based upon the then current price for each 1/32nd inch of excessive tread wear per tire.  If, upon the return of the Vehicle or replacement of brakes, brake wear is in excess of 1/8th inch per each 12500 miles traveled, Lessee agrees to pay Lessor a pro-rated charge based upon the then current price for a brake reline service for each 1/8th inch used in excess of the aforementioned standard.  Where brake drums have been cracked or scored by Lessee's use, Lessee shall be responsible for the replacement costs for said brake drums.

6.

Should any hubodometer be removed or fail to function, Lessee shall immediately notify Lessor in writing.  The mileage applicable shall be the higher of the mileage calculated by Normal Tread Wear, or eighty (80) miles per day.

7.

If during the term of this Agreement, Lessor determines that more miles have been traveled than billed, or more tread or brake wear used than billed, such information shall constitute the basis for an immediate billing adjustment with a final adjustment upon termination.

8.

Following the expiration of the minimum term of the Agreement, and with seven days prior written notice, Lessor may change any of the rates for the Vehicle or request Lessee to return the Vehicle to a location of Lessor's choice.

9.

If the Vehicle is lost, stolen or determined by Lessor to be substantially damaged or inoperable, the Vehicle shall remain leased until Lessor is compensated for 100% of the replacement value.

10.

Lessee shall not transport or store any hazardous, corrosive, contaminating or radioactive products that will soil, stain, taint, pollute, defile, make foul, infect by contact or association, or expose one to risk or harm of any kind.  If the Vehicle is determined to have been used to transport or store any such products, Lessee will be required to purchase the Vehicle at 100% of the replacement value.

11.A.

1.)Lessee agrees, at Lessee's sole cost, to maintain and return the Vehicle in good repair and operating condition, ordinary wear and tear excepted, free of any liens and encumbrances and to replace with new parts all badly worn or broken parts.

2.)Lessee shall not, without Lessor's prior written consent, make or suffer any alterations or improvements in or to the Vehicle or remove therefrom any parts, accessories, attachment or other equipment.

3.)If on the reverse side of this Agreement a mileage charge is specified, Lessee will deliver the Vehicle to a location of Lessor's choice for tire and brake replacement when required per Department of Transportation Federal Motor Carrier Safety Regulations (D.O.T.).  If the word "net" is specified in the blank space for the mileage charge, the preceding sentence shall be superseded by the following: Lessee will replace tires and brakes as required per D.O.T. and return the Vehicle to Lessor with tires and brakes of like or equal quality to those at delivery and in good operating condition with a remaining tread and brake lining depth of not less than 100% of that at delivery.  If the Vehicle is not returned as contained herein, Lessee will pay Lessor proportionate deficiency times the current price of said tires and brakes, plus installation, if applicable.

4.)If the Vehicle is returned with items missing or requiring repairs, it shall remain leased until said replacement or repairs, acceptable to Lessor, have been made by Lessee.  If Lessee elects not to make the required repairs and replacement and Lessor undertakes Lessee's obligation, Lessor shall determine the amount due and the Vehicle shall remain leased until the date that Lessor's invoiced amount is paid by Lessee.  Lessor shall have no liability for any repairs or service to the Vehicle or for any replacement tires or tire expenses ordered or incurred by Lessee unless evidenced by Lessor's written purchase order.  Lessee further agrees to pay Lessor the fair market value, as of the Vehicle return date, for tires supplied by Lessor as of the Commencement Date and during the Agreement term, if such tires are not returned upon termination.

11.B.

Upon termination, the Vehicle is to be returned to a location designated and approved by Lessor in writing at that time.  If the Vehicle is returned to a location not designated or approved in writing by Lessor, this Agreement shall continue in full force and effect.

11.C.

Lessee warrants that the Vehicle will not be operated by any person other than agents or employees of Lessee, each warranted to be a careful, dependable operator, not operating under the influence of alcohol or drugs, with a valid license to operate such Vehicle.

11.D.

Lessor shall not be held liable for losses or damages, direct or consequential, to any product left, stored, loaded or transported in or upon the Vehicle and Lessee hereby agrees to indemnify and hold harmless from all claims arising out of any such loss or damage, including loss of profits or other alleged consequential damages.

11.E.

During the term of this Agreement, Lessee agrees to be solely responsible for ensuring that the Vehicle is in compliance with all required Federal Motor Carrier Safety and State Vehicle safety inspections.  Lessee agrees to perform and pay for all required safety inspections and to maintain proper documentation evidencing said inspections.  If Lessee does not comply as stated herein, Lessee agrees to indemnify and hold Lessor harmless from all applicable fines, forfeitures or penalties.

12.

Lessee acknowledges receipt of the Vehicle in good condition and agrees said condition is satisfactory and acceptable to Lessee.  Lessor has made no warranties, express or implied, including WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE with respect to the Vehicle, maintenance or repair work.

13.A.

Lessee agrees to indemnify and hold Lessor harmless against any loss or damage Lessor may sustain as a result of any damage to or loss of the Vehicle due to collision, fire, lightning, theft, explosion, flood, windstorm or Act of God, or any loss, property damage or bodily injury sustained by any other person arising, in whole or in part, from the use or condition of the Vehicle while in the possession of Lessee, or the failure of Lessee to maintain the Vehicle as provided under this Agreement.  Lessee agrees to indemnify and hold Lessor harmless from all claims, lien or liability arising from work performed or for materials supplied in connection with Lessee's operation or maintenance of the Vehicle and from any loss of or damage thereto and from any loss, penalty and expense, including attorney's fees and disbursement, resulting from, but not limited to, the storage, maintenance, use, repair, loading, unloading or operation of the Vehicle and from Lessee's failure to comply with or perform any provisions of this Agreement.  Lessee further agrees to comply with all laws and regulations of all state, federal and local governments and agencies which affect the use, operation or maintenance of the Vehicle and to indemnify and hold Lessor harmless from all fines, forfeitures, seizures, penalties and liabilities that may arise from any infringement or violation of any such law or regulation by Lessee or its employees.

13.B.

Lessee agrees, at Lessee's cost and expense, simultaneously with or prior to delivery, to procure, deliver and keep in full force and effect during the Agreement term, a valid and pre-paid business auto or truckers insurance policy or policies covering hired autos and trailers for bodily injury and property damage liability and including collision and comprehensive coverage for physical damage and a comprehensive general liability policy providing for contractual liability coverage for hold harmless agreements, both satisfactory to Lessor as to the insurer with a combined single limit of one million dollars ($1,000,000).  Lessee is further required to provide a certificate of insurance naming Lessor as an "Additional Insured" with regard to the liability coverage and "Loss Payee" with regard to the physical damage coverage for the period from the deliver until the return of the Vehicle.  If Lessor determines that the Lessee is not maintaining the proper insurance policies as required, Lessee shall be in default and Lessor shall be entitled to exercise remedies set forth in Section 16.

14.

The Vehicle contains a valid license for the state indicated thereon.  Lessee assumes all expense for all licenses, titles, permits and other certificates as may be required by law for operation of the Vehicle in any other state.  Lessee agrees that all certificates of title shall reflect Lessor's ownership and that the Vehicle shall be used only in the Continental United States.

15.

Lessor reserves the right to place upon the Vehicle the name and logo of Lessor and registered owner and Lessee agrees not to remove said name and logo.

16.

If any act or thing required to be performed by Lessee shall not be performed in the manner and at the times required herein, Lessee shall be in default.  Lessor thereupon shall have the right, without prejudice to any other right or remedy which Lessor may have and without notice or demand, to declare all invoiced and unpaid lease payments and all lease payments required to complete the minimum term specified on the reverse side, due and payable forthwith and to repossess and retain the Vehicle free of all rights of Lessee without any liability and without releasing Lessee from any of Lessee's covenants, obligations and indemnities hereunder.  If Lessor elects to repossess the Vehicle and hold same for Lessee either in Lessor's possession or in public storage at the expense of Lessee, Lessee does irrevocably appoint Lessor as its agent and does irrevocably grant Lessor power of repossession, including entry upon Lessee's property or the property of another.  Lessor shall further indemnify and hold Lessor harmless from any claims, suits, demands, or causes of action by any third party if Lessor repossesses the Vehicle.  Repossession shall not constitute a termination of Lessee's obligations under this Agreement.  Lessor shall further have the right to lease or sell the Vehicle upon such terms and conditions as Lessor shall deem reasonable.  Lessee shall be responsible for all costs incurred in the actual act of repossession including attorney's fees and disbursements.

17.

If the ownership of Lessor changes or there is a change in the disposition of a substantial portion of Lessee's assets at any time during the Agreement term, Lessor shall have the option to terminate this Agreement and demand the prompt return of the Vehicle or require from Lessee additional financial security or assurances including, but not limited to, cash deposits, letters of credit, escrow accounts and guarantees as a condition to continuing this Agreement in full force and effect.  If Lessor elects to terminate this Agreement or if Lessee does not provide such additional security or assurances as required and Lessor is forced to terminate this Agreement, Lessee shall pay all outstanding invoices.

18.

All Lessees’ indemnification obligations under this Agreement shall survive the termination of this Agreement.

19.

This instrument contains the entire agreement between the parties relating to the subject matter hereof.  No agreements, representations, or understandings not specifically contained herein shall be binding unless reduced to writing and signed by both parties.  It is agreed that changes to the pre-printed "Conditions of Lease Agreement" shall be considered not applicable unless initialed by an officer of Lessor.